Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

July 31, 2015

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the Registration Statement on Form S-8 (the Registration Statement) of Oasis Petroleum Inc. (the Company) to be filed with the United States Securities and Exchange Commission on July 31, 2015. We also consent to the use in and incorporation by reference in the Registration Statement of information contained in our “Appraisal Report as of December 31, 2014 on Certain Properties owned by Oasis Petroleum Inc.” included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716